                                                                 EXHIBIT 10.12b

                        EXCLUSIVE DISTRIBUTION AGREEMENT

         This Exclusive Distribution Agreement ("Agreement") is effective the 15th day of May, 2002 ("Effective Date"), by and between Corning Cable Systems LLC ("Corning Cable Systems"), a North Carolina limited liability company with offices at 800 17th Street, NW, Hickory, North Carolina, 28603-0489 and mPhase Technologies Inc. ("mPhase"), a New Jersey corporation with offices at 587 Connecticut Avenue, Norwalk, Connecticut 06854 and provides as follows:

                                    Recitals

         WHEREAS, Corning Cable Systems is a manufacturer, developer and vendor of certain products used in the telecommunications industry; and

         WHEREAS, mPhase manufactures and sells goods identified as Intelligent POTS Splitters ("iPOTS(tm)"); and

         WHEREAS, the parties wish to enter into an agreement whereby CORNING Cable Systems will be granted the exclusive right to distribute iPOTS(tm) purchased from mPhase to telecommunications customers located throughout the world.

         Now therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the mutual covenants set forth herein, the parties agree as follows:

                                   Agreement

1.       Grant of Exclusive Distribution Rights.

         1.1 Grant. mPhase hereby grants to Corning Cable System the exclusive worldwide right to market, distribute, export, and sell the mPhase products (the "Contractual Products") set forth in Exhibit A to any and all customers, except those as set forth in Exhibit B attached hereto.

         1.2 Additions to Contractual Products. New products may be added to Exhibit A from time to time upon the mutual agreement of the parties; and after an amended Exhibit A is executed by duly authorized representatives of both parties, those products will become Contractual Products. Notwithstanding the foregoing, improved versions of the Contractual Products shall automatically and without further action be deemed to be Contractual Products within the scope of this Agreement.

         1.3 Exclusivity. mPhase covenants not to sell, promote or distribute any products that are directly or indirectly competitive with the Contractual Products without the prior written consent of Corning Cable Systems. Corning Cable Systems agrees not to sell, promote or distribute any products that are directly or indirectly competitive with the Contractual Products.

2.       Obligations of the Parties.

         2.1 In addition to any other obligations or undertakings set forth herein, Corning Cable Systems agrees to:

                  (a) exert reasonable commercial efforts to promote the sale of Contractual Products to all customers except those as set forth in Exhibit B;

                  (b) employ sufficient competent and qualified personnel to carry out its obligations hereunder;

                  (c) purchase and maintain sufficient inventories of the Contractual Products (including maintenance parts and components) and any associated demonstration equipment to reasonably support customer demand and sales potential of the Contractual Products;

                  (d) make all payments due to mPhase hereunder in a timely manner; and

                  (e) promptly investigate and report to mPhase any complaints, problems or claims related to the Contractual Products.

         2.2 In addition to any other obligations or undertakings set forth herein, mPhase agrees to:

                  (a) supply the Contractual Products to Corning Cable Systems in such quantities as Corning Cable Systems may request according to the deadlines provided by Corning Cable Systems;

                  (b) provide and maintain technical, engineering and customer support services to fully support Corning Cable Systems' distribution and sale of the Contractual Products;

                  (c) provide, free of charge, at a mutually convenient location in the U.S., product training of Corning Cable Systems' personnel; provided, however, that each party shall be responsible for all expenses incurred by its own personnel who may participate in the training; and

                  (d) furnish to Corning Cable Systems, free of charge, samples of the Contractual Products, product lists and other sales supporting information, such as test data, installation instructions, and advertising material such as descriptive literature, advertising master copies and photos. mPhase agrees and acknowledges that Corning Cable Systems may use iPOTS(tm) trademark, and trademarks related thereto, in the performance of Corning Cable Systems' obligations hereunder.

3.    Order Procedures; Prices; Terms of Sale.
      ----------------------------------------

3.1 Order Procedures; Terms of Sale. This Agreement does not obligate Corning Cable Systems to purchase any volume of Contractual Products. If Corning Cable Systems desires to purchase Contractual Products, it shall submit a purchase order specifying the quantities of Contractual Products required and a requested delivery date. mPhase shall acknowledge the same within five (5) business days of receipt and shall note any exceptions regarding delivery dates and quantities ordered. All purchases of Contractual Products shall be upon the terms and conditions of sale set forth in the attached Exhibit C. Conflicting or additional terms provided in any purchase order, order acknowledgement or other document exchanged between the parties shall be of no effect unless specifically accepted in writing by a duly authorized representative of both parties.

3.2.1 Pricing. Corning Cable Systems shall be solely responsible for establishing the resale pricing of Contractual Products to its customers. The prices for Contractual Products to Corning Cable Systems are is set forth in Exhibit A. mPhase may change the prices of Contractual Products upon written notice, however, such price increases shall not be effective until the expiration of the ninety (90) day period following the date of the written notice describing such price increase.

3.3 Forecasts. Corning Cable Systems shall provide within sixty (60) days of execution of this Agreement, a six (6) month non-binding forecast by month for each Contractual Product. Such forecast shall be updated at the beginning of each calendar quarter thereafter. mPhase understands and agrees that the forecast shall not create any liability or obligation on the part of Corning Cable Systems, including any obligation to purchase Contractual Products.

4.       Channel Conflicts.
         ------------------

4.1 In order to induce the other to devote the resources necessary to vigorously promote, sell and support the Contractual Products, the parties agree to use commercially reasonable efforts to minimize channel conflicts. If mPhase receives a sale inquiry for Contractual Products from any customer not identified on Exhibit B, it shall promptly refer such customer to Corning Cable Systems and shall further notify Corning Cable Systems of the sale opportunity. If Corning Cable System receives a sales inquiry for Contractual Products from a customer identified on Exhibit B, or a prospective customer that Corning Cable Systems chooses not to service, it shall promptly refer such customer to mPhase.

4.2 It is anticipated that during the term of this Exclusive Distribution Agreement the parties will identify new potential customers who are not previously set forth in Exhibit B. Every six (6) months during the terms hereof, the parties shall jointly update Exhibit B.

5.       Term; Termination.
         ------------------

5.1 The term of this Agreement shall commence on the Effective Date and shall continue for a period of five (5) years.

5.2 This Agreement may be terminated, without cause by either party, by giving one hundred eighty (180) days written notice of to the other party by first class or registered mail. mPhase shall fulfil all orders for Contractual Products received up to, and including, the effective date of termination.

6.       Miscellaneous.
         --------------

6.1 Force Majeure. Neither party shall be held responsible for any delay or failure in performance to the extent such failure or delay is caused by fire, strikes, explosions, earthquakes, floods, acts of war or terrorism, acts of God or other causes beyond its reasonable control.

6.2 Entire Agreement. This Exclusive Distribution Agreement contains the full understanding between the parties relating to the subject matter hereof, and no further modifications or amendments hereto shall be effective unless reduced to writing and executed by authorized representatives of Corning Cable Systems and mPhase referencing an intent to amend.

6.3 Assignment. This Exclusive Distribution Agreement is non-assignable and non-transferrable by either party without the prior written consent of the other party, which consent shall not be unreasonably withheld. However, either party may assign its interest in the Agreement to an affiliate, by written notice to the other party.

6.4 Dispute Resolution. Any controversy or claim arising from or relating to this Agreement or the breach thereof, not otherwise settled by mutual agreement between the parties, shall be settled by arbitration in Hickory, North Carolina, administrated by the American Arbitration Association in accordance with its Commercial Arbitration Rules then in force. The arbitrator shall have the power to issue restraining orders, both temporary and permanent, upon the showing of appropriate facts by a party requesting such relief. Judgment on the award may be entered in any court having jurisdictions thereof. This Agreement shall be construed in accordance with and governed by the laws of the State of North Carolina without regard to conflicts of laws principles of any jurisdiction. In the event that either party violates this Section 6.4 by filing a legal action in a state or federal court, the other party shall be entitled to recover its costs and attorney's fees incurred in transferring the dispute to arbitration.

6.5 Publicity. The parties agree that all information concerning this Agreement and contained in any written or oral announcements, press releases, or other public release of information, must be pre-approved by both parties.

6.6 Compliance with Laws. Each party warrants that in its performance hereof, it will comply with all applicable Federal, state and laws and published local laws, rules and regulations (collectively, "Laws"). Each party shall indemnify and hold harmless the other for any expenses, damages, claims or losses it may incur as a result of the other party's failure to comply with any applicable Law.

6.7 Counterparts. This Agreement may be executed by facsimile and simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Exclusive Distribution Agreement to be executed by their duly authorized representatives as of the day and year set forth below.


CORNING CABLE SYSTEMS LLC                mPHASE TECHNOLOGIES INC.


By: /s/ John Rockett                      By: /s/ Gustave T. Dotoli
    --------------------------------      -------------------------------------

Printed                                   Printed
Name: John Rockett                        Name: Gustave T. Dotoli
      ------------------------------            -------------------------------

Title: Sr. Vice President                 Title: Sr. Vice President
       Sales & Marketing                         Chief Operating Officer
       -----------------------------             ------------------------------

Date:   6-25-02                           Date:   6-27-02
      ------------------------------            -------------------------------

                                                                       Exhibit A

                          Contractual Products: Prices

mPhase Part Number                            Description                                  Price
---------------------------------------------------------------------------------------------------
iPOTSEDB1001               8-Port CO Electronic Daughter Board Card Assembly                TBD
---------------------------------------------------------------------------------------------------
iPOTSEPS1001               CO Power Supply Card Assembly                                    TBD
---------------------------------------------------------------------------------------------------
iPOTSMB19F1001             120-Port 19" CO iPOTS Electronic By-Pass, splitter               TBD
                           shelf, DSL control, 6RU, Female
---------------------------------------------------------------------------------------------------
UBPMB19F1001               120-Port 19" CO Electronic By-Pass Shelf, DSL                    TBD
                           Control, Universal, 3RU, Female
---------------------------------------------------------------------------------------------------
UBPMB23F1192               192-Port 23" CO Electronic By-Pass Shelf, DSL Control,           TBD
                           Universal, 3RU, Female
---------------------------------------------------------------------------------------------------
iPOTSMB23F1001             144-Port 19" CO iPOTS Electronic By-Pass, Splitter               TBD
                           Shelf, DSL Control, 6RU, Female
---------------------------------------------------------------------------------------------------
UBPMB23F1101               144-Port 23" CO Electronic By-Pass Shelf, DSL                    TBD
                           Control, 3RU, Female
---------------------------------------------------------------------------------------------------
iPOTSMB23F1201             144-Port 23" CO iPOTS Electronic By-Pass, Splitter               TBD
                           Shelf, DSL Control, 6RU, Female
---------------------------------------------------------------------------------------------------
POTSDBF8P1001              8-Port CO POTS Splitter Card, Female                             TBD
                           (ANSI/ITU Annex E)
---------------------------------------------------------------------------------------------------
POTSDBF8P2001              8-Port CO POTS European Harmonizer Splitter Card,                TBD
                           Female
---------------------------------------------------------------------------------------------------
POTSDBF8P3001              8-POTS CO ADSL/ISDN 2B 1Q, Splitter Card, Female                 TBD
---------------------------------------------------------------------------------------------------
POTSDBF8P3002              8-Port CO ADSL/ISDN 4B3T, Splitter Card, Female                  TBD
---------------------------------------------------------------------------------------------------

                                                                       Exhibit B

                                mPhase Customers

1. Lucent --- Saudi Arabia

                                                                       Exhibit C

                          Terms and Conditions of Sale

ORDERING PROCEDURES

Purchase Orders. Corning Cable Systems shall purchase the Contractual Products by providing written purchase orders to mPhase under the terms of the Exclusive Distribution Agreement. These written purchase orders may be submitted by facsimile or, if applicable, by EDI or electronic mail transmission. Each order placed by Corning Cable Systems for Contractual Products shall be governed by the terms and conditions of the Exclusive Distribution Agreement; conflicting or additional terms provided in any order, order acknowledgment, or other document exchanged between the parties shall be of no effect unless specifically accepted in writing by a duly authorized representative of both parties.

Order Confirmation. mPhase shall provide Corning Cable Systems with a written confirmation of any Corning Cable Systems purchase order within five (5) business days of receipt of such order from Corning Cable Systems. mPhase shall note any exceptions regarding delivery dates and quantities ordered. In no event shall any purchase order be binding on Corning Cable Systems until Corning Cable Systems's order and mPhase's order acknowledgement are in agreement on the quantities ordered and delivery dates for Contractual Products.

Order Lead Time. mPhase will use commercially reasonable efforts to provide a thirty (30) calendar day order lead-time for Contractual Products.

Cancellation or postponement of orders. Corning Cable Systems may cancel or reduce the quantity of any purchase order without liability on or before thirty
(30) days in advance of the ship date specified in Corning Cable Systems's purchase order without cancellation charge. Corning Cable Systems may cancel or reduce the quantity of any order by written notice to mPhase at any time, and in such event Corning Cable Systems shall pay to mPhase its direct costs reasonably incurred prior to receipt of the notice. Corning Cable Systems may postpone the delivery of any portion of an purchase order one time for up to sixty (60) days without any liability by delivering written notice to mPhase on or before thirty
(30) days in advance of the ship date specified in Corning Cable Systems's purchase order.

PRICES AND TERMS OF PAYMENT

The initial purchase price for the Contractual Products as set out in Exhibit A to the Exclusive Distribution Agreement shall be in effect until ninety (90) days after written notice of any price change agreed to by the parties agree.

Sales, Taxes and Duties. Corning Cable Systems shall reimburse mPhase all taxes and charges paid by mPhase that are imposed by any federal, state or local governmental or taxing authority, relating to the purchase, ownership, possession, use operation or relocation of the Contractual Products purchased, excluding, however, all franchise taxes or taxes based upon the income of mPhase. Taxes and charges for which Corning Cable Systems is responsible shall appear as a separate line item on mPhase's invoice.

Invoicing. mPhase may only issue an invoice after the particular Contractual Products have been shipped by mPhase. All invoices shall reference the associated purchase order number.

Payment Procedures. Payment will be net thirty (30) days from the date of the mPhase invoice, unless the invoice is disputed by Corning Cable Systems. mPhase shall not issue an invoice until the Contractual Products have been shipped. If any invoice is disputed by Corning Cable Systems, Corning Cable Systems shall pay mPhase for any portion of the invoice that is not in dispute, and the parties agree to use their best efforts to resolve any outstanding issues in a timely fashion.

TERMS OF DELIVERY

Packaging. mPhase shall at its sole expense package, label and handle all Contractual Products so as to protect them from loss or damage during shipment.

Delivery Terms. Corning Cable Systems shall specify the delivery destination in its purchase order. Contractual Products shall be sold to Corning Cable Systems F.O.B. origin and shall not be shipped under reservation. mPhase shall put the Contractual Products in the possession of a carrier specified or approved by Corning Cable Systems, contract with the carrier for shipment of the Contractual Products to Corning Cable Systems, and obtain and promptly deliver to Corning Cable Systems any documents necessary to obtain possession of the Contractual Products. Corning Cable Systems shall reimburse mPhase for the expense of transporting the Contractual Products to the place of destination specified by Corning Cable Systems, including any shipping, storage, loading, unloading, freight, insurance any other expenses of transportation; provided, however, that mPhase shall prepay all such expenses and reflect the same as a separate line item on the applicable invoice.

Title and Risk of Loss. Title without encumbrance, and without risk of loss or damage to Contractual Products shall pass to Corning Cable Systems upon delivery to the carrier designated by Corning Cable Systems. Corning Cable Systems shall provide mPhase with the details of its shipping arrangements such that mPhase may prepare each shipment and make timely delivery to the carrier.

Delays in Shipment. mPhase understands and acknowledges that proper delivery at the agreed upon times are important to Corning Cable Systems. Unless otherwise agreed upon, the Contractual Products shall be delivered on the date(s) set out in the purchase order and confirmed by mPhase. If mPhase does not meet the delivery dates agreed upon in the applicable purchase order, mPhase shall pay Corning Cable Systems as liquidated damages and not as penalty, 1% of total amount, of the applicable product not yet delivered, for each week that the shipment is delayed, up to 5% of the total amount of the applicable product not yet delivered."

Shipping Documentation. mPhase shall ensure that each shipment of Contractual Products is accompanied by a packing slip that indicates, at a minimum, mPhase's part numbers, Corning Cable Systems's part numbers and the applicable purchase order number.

INSPECTION AND REJECTION OF CONTRACTUA1 PRODUCTS

Inspection. Corning Cable Systems shall have a period of ten (10) business days following receipt of the Contractual Products to inspect the Contractual Products. Corning Cable Systems reserves the right to perform this inspection of mPhase's location, during mPhase's normal business hours, upon reasonable notice to mPhase and subject to mPhase's reasonable confidentiality, security and/or safety restrictions. Neither Corning Cable Systems's inspection of the Contractual Products, or its payment for such Contractual Products shall constitute final acceptance of the Contractual Products.

Rejections. Corning Cable Systems may reject Contractual Products that are defective or do not conform to the Specifications. Upon rejection of any defective Contractual Products, Corning Cable Systems will notify mPhase and provide a reason for the rejection. Any defective Contractual Products shall be handled in accordance with the Warranty provisions of this Agreement. Risk of loss or damage in Contractual Products returned to mPhase shall revert to mPhase when Corning Cable Systems has tendered the Contractual Products to the carrier for return to mPhase.

QUALITY

mPhase or its designated subcontractor shall establish and maintain a quality system, conforming either to the requirements set out in ISO 9000 or an equivalent quality system standard designated by Corning Cable Systems.

In addition to the above, mPhase agrees to manufacture the Contractual Products in accordance with the specifications ("Specifications"), attached hereto as Annex 1 to this Exhibit C. mPhase agrees to submit, on request, samples of the Contractual Products to Corning Cable Systems so that Corning Cable Systems may evaluate whether the Contractual Products meet Corning Cable Systems Specifications.

Upon reasonable notice to mPhase, Corning Cable Systems shall entitled, at no charge by mPhase, to inspect mPhase' premises during normal business hours with respect to the verification of processes and quality systems, quality control of Contractual Products and carrying out sampling and conducting necessary investigations of quality and delivery performance.

Documentation. mPhase shall provide Corning Cable Systems with all technical literature relating to the Contractual Products and any upgrades, modifications and enhancement made to the extent such documentation is regularly made available to other purchasers of the Contractual Products.

Technical Support. mPhase shall provide Corning Cable Systems with reasonable technical assistance regarding Contractual Products covered by this Agreement.

SUPPLY OF CONTRACTUAL PRODUCTS AND SPARES

End-of-life Purchases. In the event of termination of this Exclusive Distribution Agreement, Corning Cable Systems will be entitled, at its option, to place a final order for a "life cycle purchase" of the Contractual Products at least ten (10) days prior to the effective date of such termination, for delivery within one hundred eighty (180) days after the effective date of termination.


Availability of Contractual Products and Spares. mPhase will make available to Corning Cable Systems spare, replacement, and maintenance parts necessary to enable Corning Cable Systems to support the Contractual Products for a period of at least five (5) years after the date of the last shipment to Corning Cable Systems. mPhase will make these parts available to Corning Cable Systems at prices that are at least as low as the prices being charged to mPhase's other customers with similar terms and conditions.

Insignia. Upon Corning Cable Systems's request, the "Insignia", including certain Corning Cable Systems trademarks, trade names, insignia, logo, symbols and/or decorative designs will be properly affixed by mPhase to the Contractual Products furnished to Corning Cable Systems pursuant to an order. The manner in which such Insignia will be affixed must be approved in writing by Corning Cable Systems and shall be in accordance with Insignia guidelines to be provided to mPhase by Corning Cable Systems. mPhase shall not acquire any right to any good will, trademark, copyright or other form of intellectual or commercial property of Corning Cable Systems. Upon termination or expiration of this Agreement, mPhase agrees to return to Corning Cable Systems, at Corning Cable Systems's direction, any Corning Cable Systems packaging material, labels or logs within mPhase's possession, custody or control.

WARRANTY


Product Warranty. mPhase warrants to Corning Cable Systems that at the time of delivery to Corning Cable Systems the Contractual Products will be new, not contain any reused parts or components and conform to the Specifications. mPhase further warrants that, for a period of twelve (12) months from the date
Corning Cable Systems accepts the Contractual Products, the Contractual
Products will be free from defects in design, material and workmanship and will fully perform in accordance with the Specifications. mPhase also warrants that services, if any, will be performed in a first class, workmanlike manner. If any material supplied to Corning Cable Systems contains manufacturer's warranties, mPhase hereby assigns such warranties to Corning Cable Systems. All warranties shall survive inspection, acceptance and payment. Contractual Products not meeting the warranties will be, at Corning Cable Systems' option,
(a) returned for a full refund or credit; (b) repaired; or (c) replaced by mPhase at no cost to Corning Cable Systems. All Contractual Products repaired or replaced under warranty shall be warranted in the manner set forth in this paragraph. mPhase understands that Corning Cable Systems will be reselling Contractual Products, and accordingly agrees that its warranty hereunder is fully transferable to Corning Cable Systems' customers.

Free of Liens, Power to Perform. mPhase warrants that the title conveyed hereunder shall be good and its transfer rightful, and that the Contractual Products delivered under this Agreement shall be free from all liens, encumbrances and restrictions. mPhase warrants that it has all rights and powers necessary to perform its obligations under this Agreement.

Intellectual Property Rights. mPhase warrants that the Contractual Products do not violate any third party's copyright, patent, trademark, trade secret or other proprietary right.

Limitations. NEITHER PARTY, THEIR EMPLOYEES, AGENTS, OFFICERS OR DIRECTORS SHALL BE LIABLE IN ANY WAY WHATSOEVER, FOR ANY INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES,, INCLUDING BUT NOT LIMITED TO, LOST PROFITS OR BUSINESS REVENUE. LOST BUSINESS, FAILURE TO REALIZE EXPECTED SAVINGS, OR OTHER COMMERICAL OR ECONOMIC LOSS OF ANY KIND WHATSOEVER, WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE OR EITHER PARTY, THEIR EMPLOYESS, AGENTS, OFFICERS OR DIRECTORS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THIS LIMITATION SHALL NOT APPLY TO MPHASE"S OBLIGATIONS TO PAY LIQUIDATED DAMAGES FOR LATE DELIVERIESL. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

General Limitation. IN NO EVENT SHALL THE TOTAL CUMULATIVE LIABILITY OF mPHASE OR CORNING CABLE SYSTEMS (INCLUDING THEIR EMPLOYEES, DIRECTORS, OFFICERS OR AGENTS) FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, EXCEED ACTUAL DIRECT, PROVABLE DAMAGES, NOT TO EXCEED THE TOTAL AMOUNTS PAID BY CORNING CABLE SYSTEMS TO mPHASE UNDER THIS AGREEMENT. THE FOREGOING PROVISION LIMITING THE LIABILITY OF CORNING CABLE SYSTEMS AND mPHASE (INCLUDING THEIR EMPLOYEES, DIRECTORS, OFFICERS OR AGENTS) SHALL APPLY REGARDLESS OF THE FORM OR CAUSE OF ACTION WHETHER IN CONTRACT OR TORT, OR A BREACH OF A FUNDAMENTAL TERM OR CONDITION; PROVIDED, HOWEVER, THAT THIS LIMITATION SHALL NOT APPLY TO MPHASE'S OBLIGATION TO INDEMNIFY CORNING CABLE SYSTEMS FOR THIRD PARTY INTELLECTUAL PROPERTY CLAIMS AS SET FORTH HEREIN.

INDEMNIFICATION

mPhase will, at its own expense, defend, indemnify, and hold Corning Cable Systems harmless from and against any and all claims, costs, expenses, damages, or other liability, including reasonable attorneys' fees (collectively "Liabilities"), to the extent that any such action is based on a claim by a third party (i) that any Contractual Product infringes a patent, trademark, or copyright, or misappropriates any trade secret, or (ii) which is based upon the use, distribution, operation, or performance of any Contractual Product, anywhere in the world. mPhase's obligations under the preceding are subject to the conditions that: (a) Corning Cable Systems promptly notifies mPhase in writing of any such claim, and (b) mPhase will have sole control of such defense and all negotiations for any settlement or compromise.

If mPhase receives notice of an alleged infringement or if use or distribution of any Contractual Product shall be prevented by an injunction based on alleged infringement, mPhase shall have the right, at its option to (i) obtain the rights for Corning Cable Systems to continue to use and distribution such Product, (ii) substitute other suitable Contractual Products maintaining the same fit, form and function, or (iii) modify such Product so that it is no longer infringing while maintaining the same fit form and function. In the event
(i), (ii), and (iii) are not commercially feasible, Corning Cable Systems shall return the infringing Product and mPhase shall refund to Corning Cable Systems the price paid for such Product.


Annex 1:


Specifications

                 AMENDEMENT TO EXCLUSIVE DISTRIBUTION AGREEMENT

Pursuant to paragraph 6.2, the parties are hereby amending the Exclusive Distribution Agreement dated May 15, 2002, and executed on June 27, 2002, (the "Agreement"). The amendment pertains to the grant of exclusive rights and specifically affects the Recital and paragraph 1.1 of the Agreement. All other provisions of the Agreement shall remain in full force and effect.

The Recital is amended as follows:

WHEREAS, the parties wish to enter into an agreement whereby CORNING CABLE SYSTEMS will be granted a non-exclusive right to distribute iPOTS(TM) purchased from mPhase to telecommunications customers located throughout the world.

The Agreement is amended as follows:

1. Grant of Non-Exclusive Distribution Rights.

1.1 Grant. mPhase hereby grants to Corning Cable Systems a non-exclusive worldwide right to market, distribute, export, and sell the mPhase products (the "Contractual Products") set forth in Exhibit A to any and all customers, except those as set forth in Exhibit B attached hereto. mPhase agrees not to sell, promote or distribute any Contractual Products to those customers of Corning Cable Systems set forth in Exhibit B-1 attached hereto,

CORNING CABLE SYSTEMS, LLC.                     MPHASE TECHNOLOGIES, INC.


By:   /s/ Stuart Hoiness                        By: /s/ Martin Smiley
   ----------------------------------              ---------------------------

Printed                                         Printed
Name:   Stuart Hoiness                          Name   :  Martin Smiley
      -------------------------------              ---------------------------


Title: V.P., Global Product Management         Title: EVP, CFO & GC
   ----------------------------------              ---------------------------

Date:  May 14, 2003                            Date: April 14, 2003
   ----------------------------------              ---------------------------

                                                                     EXHIBIT B-1



                        Corning Cable Systems Customers